Exhibit 99.1

FLIR Announces $425 Million Notes Offering

WILSONVILLE, OR – June 1, 2016 – FLIR Systems, Inc. (NASDAQ: FLIR) today announced it has priced a public offering of $425 million aggregate principal amount of 3.125% notes due June 15, 2021. FLIR expects to receive net proceeds of approximately $421 million, after deducting underwriting discounts, and estimated offering expenses. The proceeds from the sale of the notes are expected to be used to prepay existing $250 million principal amount notes that are due September 1, 2016, and for general corporate purposes, which may include funding for working capital, investments in or extensions of credit to our subsidiaries, capital expenditures, acquisitions, and stock repurchases. The offering is expected to close on June 10, 2016.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering.

The public offering is being made pursuant to an effective shelf registration statement on form S-3 on file with the U.S. Securities and Exchange Commission.

The offering of notes may be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to the securities can be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated at NC1-004-03-43 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attention: Prospectus Department, email: dg.prospectus_requests@baml.com; and from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, telephone collect at 1-212-834-4533.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy FLIR’s notes or any other securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR’s advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection.

Forward-Looking Statements

The statements in this release about the public offering of the notes described above, the terms of these notes, and the anticipated use of proceeds are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability to manufacture and deliver the systems referenced in this release, changes in pricing of FLIR’s products, changing demand for FLIR’s products, product mix, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, the ability of FLIR to manufacture and ship products in a timely manner, FLIR’s continuing compliance with U.S. export control laws and regulations, and other risks discussed from time to time in FLIR’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

Media Contact

Tim McDowd

503-826-4749

Tim.mcdowd@flir.com

Investor Relations

Shane Harrison

503-498-3547

shane.harrison@flir.com